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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Gray Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Revolving Accounts Receivable Securitization Facility

As previously disclosed, on February 23, 2023, Gray Media, Inc. (the “Company”) and certain of its subsidiaries entered into a three-year $300 million revolving accounts receivable securitization facility (the “AR Facility”) with Wells Fargo Bank, N.A. (“Wells”), as administrative agent.

On March 31, 2025, the Company, Gray AR, LLC, a wholly-owned special purpose subsidiary of the Company (the “SPV”), certain purchasers party thereto and Wells entered into the Third Amendment (the “Amendment”) to the Receivables Purchase Agreement, dated as of February 23, 2023 (as amended, including by the Amendment, the “Receivables Purchase Agreement”), by and among the SPV, the Company, as servicer, Wells, as administrative agent, and certain purchasers from time to time party thereto (the “Purchasers”), pursuant to which, among other things, the Company (i) increased the aggregate commitments under the AR Facility by $100 million, resulting in aggregate commitments under the AR Facility of up to $400 million, and (ii) extended the scheduled termination date thereunder to March 31, 2028. Other than as amended by the Amendment, all other terms under the Receivables Purchase Agreement and other documents related to the AR Facility remain in full force and effect, without modification.

The SPV is a separate legal entity with its own separate creditors who will be entitled to access the SPV’s assets before the assets become available to the Company. Accordingly, the SPV’s assets are not available to pay creditors of the Company or any of its subsidiaries, although collections from the receivables in excess of amounts required to repay the Purchasers and other creditors of the SPV may be remitted to the Company.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Credit Facility Amendment

On March 31, 2025, the Company entered into a fourth amendment (the “Fourth Amendment”) to its Fifth Amended and Restated Credit Agreement (as amended, including by the Fourth Amendment, the “Senior Credit Facility”), dated as of December 1, 2021, by and among the Company, the guarantors party thereto, Wells, as administrative agent, and the other agents and lenders party thereto.

The Fourth Amendment, among other things, increases the aggregate commitments under the Revolving Credit Facility (the “Revolving Credit Facility”) by $20 million, resulting in aggregate commitments under the Revolving Credit Facility of $700 million.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Wells and certain of the other agents, lenders and/or purchasers under the Senior Credit Facility and the AR Facility, or their respective affiliates, have had in the past, have currently, and may have in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These parties, or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

Item 8.01. Other Events.

On March 31, 2025, Gray issued a press release announcing the closing of the Third Amendment to its AR Facility, and the Fourth Amendment to its Fifth Amended and Restated Credit Agreement (the “Press Release”). A copy of the Press Release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Third Amendment to the Receivables Purchase Agreement, dated as of March 31, 2025, by and among Gray AR, LLC, as seller, and Gray Media, Inc., in its individual capacity and as initial Master Servicer (as defined therein), the purchasers party thereto, PNC Capital Markets LLC, as structuring agent and Wells Fargo Bank, N.A., as administrative agent.

10.2	Fourth Amendment to Credit Agreement, dated as of March 31, 2025, among Gray Media, Inc., the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent.
99.1	Press release issued by Gray Media, Inc., on March 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Media, Inc.

March 31, 2025	By:	/s/ Jeffrey R. Gignac
		Name:	Jeffrey R. Gignac
		Title:	Executive Vice President and Chief Financial Officer